Exhibit 23.2
Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2, Amendment No. 3 of our report dated December 15, 2004 relating to the financial statements of G.G.S. Plastic Engineering Inc. for the years ended July 31, 2004 and 2003, which contains an explanatory paragraph that describes substantial doubt about the Company’s ability to continue as a going concern.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Schwartz Levitsky Feldman LLP

Toronto, Ontario, Canada
July 28, 2005
Chartered Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416 785 5353
Fax: 416 785 5663